Exhibit 2.2

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of March 14, 2011 (this “Amendment”), to the Credit Agreement, dated as of June 1, 2010, as amended as of February 4, 2011 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among MSCI Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and Morgan Stanley & Co. Incorporated, as collateral agent.  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, pursuant to the third paragraph of Section 10.01 of the Credit Agreement, the Borrower desires to create a new Class of term loans under the Credit Agreement having identical terms with, having the same rights and obligations under the Loan Documents as and in an aggregate principal amount not greater than the aggregate principal amount of the Existing Term Loans as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Existing Term Lender that executes and delivers a consent to this Amendment substantially in the form of Exhibit A hereto (a “Consent”) shall be deemed, upon effectiveness of this Amendment, to have exchanged all (or such lesser amount allocated to it by the Lead Arranger) of its Existing Term Loans for Term B-1 Loans, and such Lender shall thereafter become a Term B-1 Lender;

WHEREAS, each Person that executes and delivers a joinder to this Amendment substantially in the form of Exhibit B (a “Joinder”) as an Additional Term B-1 Lender will make Additional Term B-1 Loans to the Borrower in the amount set forth on the signature page of such Person’s Joinder on the effective date of this Amendment;

WHEREAS, upon effectiveness of this Amendment, the Borrower will prepay the Non-Exchanged Term B Loans (i) in an aggregate principal amount equal to the Term Facility Reduction Amount with cash on hand of the Borrower plus (ii) to the extent the aggregate principal amount of Non-Exchanged Term B Loans prior to the prepayment referred to in clause (i) exceeds the Term Facility Reduction Amount, in an aggregate principal amount equal to such excess, with the proceeds of the Additional Term B-1 Loans;

WHEREAS, the Loan Parties and Required Lenders wish to make certain other amendments to the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Amendments

Section 1.1.     Amendments Relating to Term B-1 Loans.  Subject to the occurrence of the Amendment No. 2 Effective Date:

(a)     Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Additional Term B-1 Commitment” means, with respect to an Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make an Additional Term B-1 Loan on the Amendment No. 2 Effective Date, in the amount set forth on the joinder agreement of such Additional Term B-1 Lender to Amendment No. 2.  The aggregate amount of the Additional Term B-1 Commitments of all Additional Term B-1 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Term B Loans less the Term Facility Reduction Amount.

“Additional Term B-1 Lender” means a Person with an Additional Term B-1 Commitment, which for the avoidance of doubt may be an existing Term Lender.

“Additional Term B-1 Loan” means a Loan that is made in respect of an Additional Term B-1 Commitment pursuant to Section 2.01(c)(ii) of the Credit Agreement on the Amendment No. 2 Effective Date.

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of March 14, 2011.

“Amendment No. 2 Arrangers” means, collectively, Morgan Stanley Senior Funding, Inc., as sole lead arranger and joint bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunner, and UBS Securities LLC, as co-manager.

“Amendment No. 2 Effective Date” means March 14, 2011, the date of effectiveness of Amendment No. 2.

“Exchanged Term B Loans” means each Existing Term Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Term B-1 Loan and the Lead Arranger has allocated into a Term B-1 Loan.

“Existing Agreement” means this Agreement, as amended by Amendment No. 1 to Credit Agreement dated as of February 4, 2011.

“Existing Term Lender” means a Term Lender that holds Existing Term Loans immediately prior to the Amendment No. 2 Effective Date.

“Existing Term Loan” means, immediately prior to the Amendment No. 2 Effective Date, Term Loans (as defined in the Existing Agreement) in the aggregate principal amount of $1,212,625,000 outstanding under the Existing Agreement.

“Non-Exchanged Term B Loan” means each Existing Term Loan (or portion thereof) other than an Exchanged Term B Loan.

“Repricing Transaction” means the incurrence by the Borrower or any of its Subsidiaries of any new or additional term loans (whether incurred pursuant to an amendment to this Agreement or pursuant to a separate financing) with the primary purpose of obtaining lower cost financing, where such new or additional term loans have an effective interest rate margin or weighted average yield (to be determined by the Administrative Agent in consultation with the Borrower and in a manner consistent with generally accepted financial practice, after giving effect to, among other factors, margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) that is less than the Applicable Rate for, or weighted average yield (to be determined by the Administrative Agent on the same basis) of, the Term B-1 Loans.

“Term B-1 Lender” means an Existing Term Lender that exchanges all or a portion of its Existing Term Loans pursuant to its Term B-1 Loan Commitment for Term B-1 Loans on the Amendment No. 2 Effective Date.

“Term B-1 Loan” means an Additional Term B-1 Loan or a Loan in respect of a Term B-1 Commitment that is deemed made pursuant to Section 2.01(c)(i).

“Term B-1 Loan Commitment” means, with respect to an Existing Term Lender, the agreement of such Existing Term Lender to exchange the principal amount of its Existing Term Loans set forth on the signature page to such Existing Term Lender’s consent to Amendment No. 2 (or such lesser amount allocated to it by the Lead Arranger) for an equal principal amount of Term B-1 Loans on the Amendment No. 2 Effective Date.

“Term Facility Reduction Amount” means the excess of the aggregate principal amount of Existing Term Loans over $1,125,000,000.

(b)     The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing subclause (b) thereof with the following:

“in respect of the Term Facility, (i) from the Amendment No. 2 Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the first fiscal quarter the last day of which occurs at least six months after the Amendment No. 2 Effective Date, 1.75% per annum for Base Rate Loans and 2.75% per annum for Eurodollar Rate Loans and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate	Base Rate
1	≤ 2.50:1	2.50%	1.50%
2	> 2.50:1	2.75%	1.75%”

(c)     The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the last sentence thereof with the following:

“Notwithstanding the foregoing, the Base Rate (x) with respect to the Revolving Credit Facility shall be deemed to be not less than 2.50% per annum and (y) with respect to the Term B-1 Loans shall be deemed to be not less than 2.00% per annum.”

(d)     The definition of “Consolidated Interest Charges” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following after the phrase “excluding upfront fees and expenses and the amortization of deferred financing costs” in clause (a) thereof:

“(including, for the avoidance of doubt, any upfront fees, expenses or amortized deferred financing costs accelerated upon giving effect to Amendment No. 2 and the transactions contemplated thereby)”

(e)     The definition of “Current Assets” in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “, prepaid income taxes” after the phrase “Cash Equivalents” in the parenthetical thereto.

(f)     The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the last sentence thereof with the following:

“Notwithstanding the foregoing, the Eurodollar Rate (x) with respect to the Revolving Credit Facility shall be deemed to be not less than 1.50% per annum and (y) with respect to the Term B-1 Loans shall be deemed to be not less than 1.00% per annum.”

(g)     The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (b) thereof with the following:

“with respect to the Term Facility, the sixth year anniversary of the Amendment No. 2 Effective Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”

(h)     The definition of “Term Borrowing” in Section 1.01 of the Credit Agreement is hereby amended by inserting at the end thereof “or 2.01(c).”

(i)     The definition of “Term Commitment” in Section 1.01 of the Credit Agreement is hereby replaced with the following:

““Term Commitment” means each Additional Term B-1 Commitment and each Term B-1 Commitment, as set forth in Amendment No. 2.”

(j)     The definition of “Term Lender” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Each Additional Term B-1 Lender and each Term B-1 Lender shall be a ‘Term Lender’ for all purposes of this Agreement and the other Loan Documents.”

(k)     The definition of “Term Loan” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Each Term B-1 Loan shall be a ‘Term Loan’ for all purposes of this Agreement and the other Loan Documents.”

(l)     Section 2.01 of the Credit Agreement is hereby amended by adding the following paragraph (c) to such Section:

“(c)     (i) Subject to the terms and conditions set forth herein and in Amendment No. 2, each Term B-1 Lender severally agrees to exchange its Exchanged Term B Loans in an amount equal to its Term B-1 Loan Commitment for a like principal amount of Term B-1 Loans on the Amendment No. 2 Effective Date.

(ii)     Subject to the terms and conditions herein and in Amendment No. 2, each Additional Term B-1 Lender severally agrees to make an Additional Term B-1 Loan to the Borrower on the Amendment No. 2 Effective Date in the principal amount equal to its Additional Term B-1 Commitment.  The Borrower directs the Administrative Agent to prepay the Non-Exchanged Term B Loans with the gross proceeds of the Additional Term B-1 Loans and cash delivered by the Borrower to the Administrative Agent for such purpose in an amount equal to the Term Facility Reduction Amount, in each case, concurrently with the receipt thereof.  All Additional Term B-1 Loans will have the same Types (in the same amounts) as applicable at such time to the corresponding Non-Exchanged Term B Loans and will have initial Interest Periods ending on the same dates as the Interest Periods applicable at such time to the corresponding Non-Exchanged Term B Loans, and the Eurodollar Rate applicable to such Additional Term B-1 Loans during such initial Interest Periods will be the same as that applicable at such time to the corresponding Non-Exchanged Term B Loans; provided, however, that if the Eurodollar Rate for such Interest Periods was deemed to be the rate set forth in the last sentence of the definition of “Eurodollar Rate” in the Existing Agreement (the “Existing LIBOR Floor”), the Eurodollar Rate applicable to such Additional Term B-1 Loans during such Interest Periods from and after the Amendment No. 2 Effective Date shall be the LIBOR floor applicable to the Term B-1 Loans set forth in the definition of “Eurodollar Rate” after giving effect to Amendment No. 2 (the “New LIBOR Floor”).  Accrued and unpaid interest on the Non-Exchanged Term B Loans to, but not including, the Amendment No. 2 Effective Date shall be payable on the Amendment No. 2 Effective Date and the Borrower will make any payments required under Section 3.05 of the Credit Agreement with respect to the Non-Exchanged Term B Loans in accordance therewith.

(iii)     All Term B-1 Loans made on the Amendment No. 2 Effective Date by Lenders of Exchanged Term B Loans will have the same Types (in the same amounts) as applicable at such time to the corresponding Exchanged Term B Loans and will have initial Interest Periods ending on the same dates as the Interest Periods applicable at such time to the corresponding Exchanged Term B Loans, and the Eurodollar Rate applicable to such Term B-1 Loans during such initial Interest Periods will be the same as that applicable at such time to the corresponding Exchanged Term B Loans; provided, however, that if the Eurodollar Rate for such Interest Periods was deemed to be the Existing LIBOR Floor, the Eurodollar Rate applicable to such Term B-1 Loans during such Interest Periods from and after the Amendment No. 2 Effective Date shall be the New LIBOR Floor.  No accrued interest on the Exchanged Term B Loans shall be payable on the Amendment No. 2 Effective Date (except to the extent such date is also a scheduled Interest Payment Date under the Credit Agreement) and no amounts under Section 3.05 of the Credit Agreement shall be payable in connection with such exchange.

(iv)     The Term B-1 Loans shall have the same terms as the Existing Term Loans as set forth in the Credit Agreement and the Loan Documents before giving effect to Amendment No. 2, except as modified by Amendment No. 2; it being understood that the Term B-1 Loans (and all principal, interest and other amounts in respect thereof) will constitute Obligations under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Term Loans prior to the Amendment No. 2 Effective Date, except as explicitly modified by Amendment No. 2.”

(m)     Section 2.05(a)(i) of the Credit Agreement is hereby amended to add the following at the end thereof:

“Notwithstanding the foregoing, in the event that, within twelve months after the Amendment No. 2 Effective Date, (x) the Borrower makes any prepayment of Term B-1 Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-1 Lenders, (I) in the case of clause (x), a prepayment premium of 1.0% of the amount of the Term B-1 Loans being prepaid and (II) in the case of clause (y), a payment equal to 1.0% of the aggregate amount of the applicable Term B-1 Loans outstanding immediately prior to such amendment.  Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”

(n)     Section 2.06(b)(i) of the Credit Agreement is hereby replaced with the following:

“The aggregate Term Commitments in effect on the Closing Date were automatically and permanently reduced to zero immediately after the Term Borrowing on the Closing Date.  The Term B-1 Loan Commitments and the Additional Term B-1 Commitments shall be automatically and permanently reduced to zero upon the funding of the Term B-1 Loans on the Amendment No. 2 Effective Date.”

(o)     Section 6.11 of the Credit Agreement is amended to add the following at the end thereof:

“Use the proceeds of the Term B-1 Loans made on the Amendment No. 2 Effective Date to refinance the Existing Term Loans.”

Section 1.2.     Other Amendments.  Subject to the occurrence of the Amendment No. 2 Effective Date, the Required Lenders after giving effect to the exchange of Existing Term Loans into Term B-1 Loans and the borrowing of the Additional Term B-1 Loans hereby agree as follows:

(a)     The definition of “Excluded Taxes” in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (e) thereof with the following:

“(e) any Tax imposed on any “withholdable payment” as a result of the failure by any Foreign Lender or any recipient of any payments under any Loan Document that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code to comply with the applicable requirements as set forth in Section 1471 through 1474 of the Code as in effect on the Amendment No. 2 Effective Date or any amended or successor version that is substantively comparable (or, in each case, any regulation or administrative guidance promulgated thereunder)”.

(b)     The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by adding “and amendments of and joinders to this Agreement that are deemed pursuant to their terms to be Loan Documents for purposes hereof” following “Agreement” in clause (a) thereof.

(c)     The definition of “Threshold Amount” in Section 1.01 of the Credit Agreement is hereby amended by replacing “$30,000,000” with “$40,000,000”.

(d)     Section 2.05(b)(i) of the Credit Agreement is hereby amended by replacing “2.75:1.00” with “3.00:1.00” and each instance of “2.00:1.00” with “2.25:1.00”.

(e)     Section 2.05(b)(ii) of the Credit Agreement is hereby amended by (x) replacing subclause (A) thereof with the following:

“(A) the Borrower or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05 (other than clauses (h) and (t) thereof)) or”

and (y) by replacing the words “provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition or a Casualty Event described in this Section 2.05(b)(ii),” with “provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition or a Casualty Event described in this Section 2.05(b)(ii) (other than a Disposition pursuant to Section 7.05(t)),”.

(f)     Section 2.07(a)(i) of the Credit Agreement is hereby amended by replacing “commencing with the last Business Day of August 2010” with “commencing with the last Business Day of June 2011” and by replacing “Closing Date” with “Amendment No. 2 Effective Date”.

(g)     Section 2.14(a) of the Credit Agreement is hereby amended by replacing “$300,000,000” with “$500,000,000”.

(h)     Section 7.02(n) of the Credit Agreement is hereby amended by replacing “$20,000,000” with “$100,000,000”.

(i)     Section 7.02(r) of the Credit Agreement is hereby amended by deleting subclause (ii) of the proviso thereof and replacing it with “[Intentionally Omitted.]”.

(j)     Clause (iii) of the proviso to Section 7.03(h) of the Credit Agreement is hereby amended by replacing “$150,000,000” with “$300,000,000”.

(k)     Section 7.05(h) of the Credit Agreement is hereby amended by replacing clause (iii) with the following:  “(iii) the Borrower or such Subsidiary shall receive not less than 75% of the consideration in such Disposition in the form of cash and Cash Equivalents”.

(l)     Section 7.05 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (r) thereof and replacing everything that appears thereafter in Section 7.05 with the following:

“(s)     Disposition of Subsidiaries of the Borrower listed in Schedule 7.05 and/or assets of any of the foregoing; and”

(t)     additional Dispositions by the Borrower and its Subsidiaries; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition,

(ii) the Borrower or such Subsidiary shall receive not less than 75% of the consideration in such Disposition in the form of cash and Cash Equivalents and (iii) the Borrower shall prepay the Facilities in accordance with Section 2.05(b)(ii) with the Net Cash Proceeds thereof

; provided, however, that (x) any Disposition pursuant to Section 7.05 (except pursuant to Sections 7.05(e), (l), (m), (n), (o), (p), (r), (s) and (t) and except for any Disposition made from a Loan Party to another Loan Party or from a non-Loan Party to another non-Loan Party) shall be for fair market value and (y) a transaction may utilize a combination of the exceptions in Sections 7.05(h) and (t).”

(m)     Section 7.06(h) of the Credit Agreement is hereby replaced with the following:

“(h)     in addition to the foregoing Restricted Payments, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments in an aggregate amount not to exceed $30,000,000 since the Closing Date; provided that such amount may be increased by an amount equal to 100% of Cumulative Excess Cash Flow that is Not Otherwise Applied”.

(n)     Section 7.11(b) of the Credit Agreement is hereby amended by replacing the table therein with the table below:

Maximum Consolidated Leverage Ratio
Closing Date through March 31, 2011	4.00:1.00
April 1, 2011 through June 30, 2011	3:75:1.00
July 1, 2011 through September 30, 2011	3.50:1.00
October 1, 2011 and thereafter	3.25:1.00

(o)     Section 7.12 of the Credit Agreement is hereby amended by (x) replacing the table therein with the table below:

Amount
June 1, 2010 through December 31, 2010	$15,000,000
Fiscal Year Ending December 31, 2011	$40,000,000
Fiscal Year Ending December 31, 2012	$45,000,000
Fiscal Year Ending December 31, 2013	$50,000,000
Fiscal Year Ending December 31, 2014	$55,000,000
Fiscal Year Ending December 31, 2015	$60,000,000
Fiscal Year Ending December 31, 2016	$65,000,000
Fiscal Year Ending December 31, 2017	$70,000,000

and (y) adding the following to the end thereof: “For any fiscal year during which (x) a Permitted Acquisition is consummated or (y) an Investment pursuant to Sections 7.03(i), (l) or (q) is consummated, in the case of this clause (y), to the extent the Equity Interests in, or all or substantially all of the assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person is acquired, and for each fiscal year thereafter, the amount available for Capital Expenditures otherwise permitted under this Section shall increase by an amount equal to the amount of Capital Expenditures made by the acquired person or business for the 12-month period immediately preceding such Permitted Acquisition or Investment.”

ARTICLE II

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which:

(a)     The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)     The Administrative Agent shall have received, on behalf of itself, the Lenders and each L/C Issuer on the Amendment No. 2 Effective Date, a written opinion of (i) Davis Polk & Wardwell LLP, special New York counsel for the Loan Parties, (ii) Richards, Layton & Finger. P.A., special Delaware counsel to the Loan Parties, and (iii) general counsel to the Loan Parties, in each case (A) dated as of the Amendment No. 2 Effective Date, (B) addressed to each L/C Issuer on the Amendment No. 2 Effective Date, the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that opinions substantially in the form delivered on the Closing Date shall be deemed to be satisfactory to the Administrative Agent except that the opinion of special Delaware counsel need cover only the continued perfection of the Collateral).

(c)     The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (1), (2) and (3) below:

(1)     a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent organizational documents, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party, or in the alternative (other than in the case of the Borrower), a certificate stating that such certificate or articles of incorporation or organization have not been amended since the Closing Date;

(2)     a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Amendment No. 2 Effective Date and certifying

(i)     that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Amendment No. 2 Effective Date and at all times since a date prior to the date of the resolutions described in clause (ii) below or in the alternative (other than in the case of the Borrower), certifying that such bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) have not been amended since the Closing Date,

(ii)     that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party or, in the alternative, certifying that such resolutions have not been modified, rescinded or amended since the Closing Date and are in full force and effect on the Amendment No. 2 Effective Date,

(iii)     that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation, certificate of formation or other equivalent organizational documents of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (1) above,

(iv)     as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

(3)           a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (2) above.

(d)     All fees and expenses due to the Administrative Agent, the Amendment No. 2 Arrangers and the Lenders required to be paid on the Amendment No. 2 Effective Date shall have been paid.  All reasonable fees and disbursements of counsel to the Administrative Agent and the Amendment No. 2 Arrangers in connection with this Amendment and the transactions contemplated hereby shall have been paid, to the extent invoiced.

(e)     The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act that has been requested not less than two (2) Business Days prior to the Amendment No. 2 Effective Date.

(f)     The aggregate principal amount of the Exchanged Term B Loans plus the aggregate principal amount of the Additional Term B-1 Commitments shall equal $1,125,000,000.

(g)     The Borrower shall have paid to the Administrative Agent, for the ratable account of the Lenders of the Non-Exchanged Term B Loans, all accrued and unpaid interest on the Non-Exchanged Term B Loans to, but not including, the Amendment No. 2 Effective Date on the Amendment No. 2 Effective Date.

(h)     The Borrower shall have paid to the Administrative Agent, for the ratable account of the Lenders of the Non-Exchanged Term B Loans, (i) an aggregate principal amount equal to the Term Facility Reduction Amount with cash on hand of the Borrower plus (ii) the proceeds of the Additional Term B-1 Loans.

(i)     The Administrative Agent shall have received a Committed Loan Notice in form reasonably acceptable to the Administrative Agent not later than 11:00 a.m. on the Business Day prior to the date of the proposed Term B-1 Borrowing.

(j)     The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(k)     No Default shall exist, or would result from the effectiveness of this Amendment or from the application of the proceeds thereof.

(l)     The requested Term Borrowing is in compliance with the provisions set forth in the third paragraph of Section 10.01 of the Credit Agreement regarding Replacement Term Loans.

(m)     The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in clauses (j), (k) and (l) of this section are satisfied.

(n)     The Administrative Agent shall have received a certificate attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, from the Borrower’s chief financial officer substantially in the form delivered on the Closing Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 2 Effective Date.  Notwithstanding the foregoing, the amendments effected hereby shall not become effective, and the obligations of the Additional Term B-1 Lenders hereunder to make Additional Term B-1 Loans will automatically terminate, if each of the conditions set forth or referred to in this Article II has not been satisfied at or prior to 5:00 p.m., New York City time, on March 21, 2011.

ARTICLE III

Representation and Warranties.

After giving effect to the amendments contained herein, on the Amendment No. 2 Effective Date the Borrower hereby confirms that: (a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting creditors’ rights generally or by general principles of equity; (b) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and (c) no Default exists, or will result from the effectiveness of this Amendment or from the application of the proceeds thereof.

ARTICLE IV

Miscellaneous

Section 4.1. Waiver.  The Required Lenders and Administrative Agent agree that:

(a)     the Borrower may deliver a Committed Loan Notice pursuant to Section 2.02(a) of the Credit Agreement not later than 11:00 a.m. on the Business Day prior to the date of the proposed Term Borrowing (in lieu of three Business Days).  The Required Lenders and Administrative Agent waive the requirement for delivery of a notice of prepayment pursuant to Section 2.05(a)(i) of the Credit Agreement; and

(b)     notwithstanding anything to the contrary in Section 6.16 of the Credit Agreement, if the Borrower terminates the interest rate Swap Contracts required thereby as a result of the transactions contemplated hereby, the Borrower shall be deemed to be in compliance with Section 6.16 of the Credit Agreement if it enters into within 60 days of such termination (or such later date as agreed to by the Administrative Agent) and maintains at all times thereafter until the second anniversary of the Amendment No. 2 Effective Date, interest rate Swap Contracts on terms and with Persons reasonably acceptable to the Administrative Agent, covering a notional amount such that at least 30% of the Term B-1 Loans (taking into account the scheduled amortization of the Term B-1 Loans) bears interest at a fixed or maximum rate.

Section 4.2.     Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including in .pdf or similar format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.3.     Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 4.4.     Headings.  Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any Loan Document.

Section 4.5.     Effect of Amendment; Reaffirmation.  This Amendment shall be deemed a “Loan Document.”  On and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.  The Credit Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  By executing and delivering a copy hereof, each applicable Loan Party hereby agrees and confirms that all Loans and Obligations shall be guaranteed and secured pursuant to the Loan Documents as provided therein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

MSCI INC.

By:	/s/ David Obstler
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement]

BARRA INTERNATIONAL, LTD.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	Secretary

BARRA INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	Secretary

MSCI HOLDINGS LLC

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	Manager

RISKMETRICS GROUP, INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President

RISKMETRICS GROUP HOLDINGS, LLC

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President of RiskMetrics Group, Inc. the sole member of RiskMetrics Group Holdings, LLC

INNOVEST STRATEGIC VALUE ADVISORS, INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President

INSTITUTIONAL SHAREHOLDER SERVICES INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President

INVESTOR RESPONSIBILITY RESEARCH CENTER, INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President

ISS CORPORATE SERVICES, INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President

KLD RESEARCH & ANALYTICS, INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President

RISKMETRICS SOLUTIONS, INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President

FINANCIAL ENGINEERING ASSOCIATES, INC.

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	Secretary

SECURITIES CLASS ACTION SERVICES, LLC

By:	/s/ Frederick Bogdan
	Name:	Frederick Bogdan
	Title:	President of Institutional Shareholder Services Inc. the sole member of Securities Class Action Services, LLC

MORGAN STANLEY SENIOR FUNDING, INC., as Adminstrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Eric Jenkins
	Name:	Eric Jenkins
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Credit Agreement]

EXHIBIT A

CONSENT TO AMENDMENT NO. 2

CONSENT (this “Consent”) to Amendment No. 2 (“Amendment”) to that certain Credit Agreement, dated as of June 1, 2010, as amended as of February 4, 2011 (the “Credit Agreement”), among MSCI INC., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto and MORGAN STANLEY SENIOR FUNDING, INC, as Administrative Agent, Swing Line Lender and L/C Issuer, and MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Term Lenders

☐
The undersigned Term Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and consents to convert 100% of the outstanding principal amount of the Term Loan held by such Lender (or such lesser amount allocated to such Lender by the Lead Arranger) into a Term B-1 Loan in a like principal amount.

Revolving Credit Lenders

☐	The undersigned Revolving Credit Lender hereby irrevocably and unconditionally approves of and consents to the Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: March __, 2011

as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Consent-1

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of March 14, 2011 (this “Agreement”), by and among [ADDITIONAL TERM B-1 LENDER] (each, an “Additional Term B-1 Lender” and, collectively, the “Additional Term B-1 Lenders”), MSCI Inc. (the “Borrower”), and Morgan Stanley Senior Funding, Inc. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of June 1, 2010, as amended as of February 4, 2011 and amended by Amendment No. 2 dated as of March 14, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer, and Morgan Stanley & Co. Incorporated, as Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Additional Term B-1 Commitments (the “Additional Term B-1 Commitments”) with existing Term Lenders and/or Additional Term B-1 Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Term B-1 Lenders shall become Lenders pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term B-1 Lender hereby agrees to provide the Additional Term B-1 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(c) of the Credit Agreement.  The Additional Term B-1 Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

Each Additional Term B-1 Lender, the Borrower and the Administrative Agent acknowledge and agree that the Additional Term B-1 Commitments provided pursuant to this Agreement shall constitute Additional Term B-1 Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents.  Each Additional Term B-1 Lender hereby agrees to make an Additional Term B-1 Loan to the Borrower in an amount equal to its Additional Term B-1 Commitment on the Amendment No. 2 Effective Date in accordance with Section 2.01(c) of the Credit Agreement.

Each Additional Term B-1 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Additional Term B-1 Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise

Joinder Agreement-1

such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term B-1 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term B-1 Lenders shall become Lenders under the Credit Agreement and shall have the respective Additional Term B-1 Commitment set forth on its signature page hereto, effective as of the Amendment No. 2 Effective Date.

For each Additional Term B-1 Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term B-1 Lender may be required to deliver to the Administrative Agent pursuant to Section 10.06 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement is a “Loan Document.”

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Joinder Agreement-2

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of March ___, 2011.

[NAME OF ADDITIONAL TERM B-1 LENDER]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Additional Term B-1 Commitments:

$__________________________

MSCI INC.

By:
Name:
Title:

Joinder Agreement-3

Accepted:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

Joinder Agreement-4